      As filed with the Securities and Exchange Commission on November 29, 2006
                                                   Registration No. 333-_______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ______________

                               One IP Voice, Inc.
             (Exact name of Registrant as specified in its charter)

                                ______________

              Delaware                                  06-1205743
      (State of Incorporation)           (I.R.S. Employer Identification Number)

                            22 Prestige Park Circle
                            East Hartford, CT, 06108
                    (Address of Principal Executive Offices)

                                ______________

                             2002 STOCK OPTION PLAN
                            (Full title of the plan)

                                ______________

                               Robert G. LaVigne
                            Executive Vice President
                            22 Prestige Park Circle
                        East Hartford, Connecticut 06108
                    (Name and address of agent for service)

                                 (860) 610-6000
         (Telephone number, including area code, of agent for service)

                                ______________

                                    Copy to:

                          Henry E. Knoblock, III, Esq.
                              Dongsup S. Kim, Esq.
                              Gesmer Updegrove LLP
                          40 Broad Street - 3rd Floor
                          Boston, Massachusetts 02109
                            Telephone (617) 350-6800
                           Facsimile: (617) 350-6878

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
Title of Each Class of                         Proposed Maximum    Proposed Maximum        Amount of
   Securities To be          Amount to be          Offering            Aggregate       Registration Fee
      Registered          Registered (1)(2)     Price Per Share     Offering Price            (3)
-------------------------------------------------------------------------------------------------------
Common Stock, $0.001
par value                     2,000,000         $.40 - $1.51(3)       $1,130,960            $121.01
=======================================================================================================

(1) This registration statement on Form S-8 (the "Registration Statement") covers shares of common stock, $.001 par value per share (the "Common Stock") of One IP Voice, Inc. (the "Registrant") that may be offered and sold from time to time by the Registrant of up to 2,000,000 additional shares pursuant to the Registrant's 2002 Stock Option Plan. 1,300,000 shares under the Registrant's 2002
    Stock Option Plan had previously been registered.
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 2002 Stock Option Plan.
(3) Estimated solely for purposes of calculating the registration fee pursuant to paragraphs (c) and
    (h)(1) of Rule 457 under the Securities Act, based on: (a) the average of the reported high and low prices for the Common Stock as reported on the OTC Bulletin Board as of November 24, 2006 (which was
    $0.31 with respect to 599,750 shares of Common Stock subject to future grants of options under the
    2002 Stock Option Plan); and (b) the following aggregate amount of 1,400,250 options to purchase
    Common Stock being registered with actual prices as set forth below, which have already been granted under the 2002 Stock Option Plan:

           Actual Exercise Price ($)      Aggregate Number of Options
           -------------------------      ---------------------------

                     $ .40                           250,000
                       .50                            50,000
                       .51                             2,000
                       .70                         1,001,000
                       .90                            23,000
                      1.15                             5,000
                      1.16                            30,000
                      1.33                            10,000
                      1.43                             5,000
                      1.51                            24,250
                                                   ---------
                                                   1,400,250

                                EXPLANATORY NOTE

      This Registration Statement is filed pursuant General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to 2,000,000 additional shares of the Registrant's Common Stock that may be issued pursuant to the Registrant's 2002 Stock Option Plan and to be registered hereby, which obligations are in addition to the 1,300,000 shares already registered on the Registrant's Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 28, 2003 (file number 333-104082), the contents of which are incorporated herein by reference.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

      * The documents containing the information specified in Part I of this Registration Statement will be sent or given to option holders under the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and therefore are not, filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8 Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Plan are available without charge by contacting:

            Robert G. LaVigne
            Executive Vice President
            One IP Voice, Inc.
            22 Prestige Park Circle
            East Hartford, CT 06108

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

      (a) The Registrant's Certificate of Incorporation, as amended;

      (b) The Registrant's Amended and Restated By-laws;

      (c) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on April 12, 2006;

      (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") since the end of the fiscal year covered by Registrant's Annual Report on Form 10-K referred to above; and

      (e) The description of the Registrant's common stock, contained in the Registrant's Registration Statements on Form SB-2 (Registration No. 333-5103) dated June 3, 1996 (as amended by Forms SB-2/A dated July 22, 1996 and August 12, 1996), and Form 8-A dated September 10, 1996, including any amendments or reports filed for the purpose of updating that description.

      All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13 (c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 5. Interests of Named Experts and Counsel.

      None.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

      Section 102(b) of the GCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its shareholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) of the GCL provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law;
(iii) liability for dividends paid or stock repurchased or redeemed in violation of the GCL; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its shareholders to obtain injunctive relief, specific performance or other equitable relief against directors.

      The Registrant's Certificate of Incorporation and the registrant's By-laws provide for indemnification to the fullest extent permitted or authorized by the GCL or judicial or administrative decisions of each person who was or is a party or threatened to be made a party, or was, or is a witness, to any threatened pending or completed action, suit, or proceeding against any liability or cost or expense asserted against him or incurred by him by reason of the fact that he is or was a director, officer or employee of the registrant or is or was an agent of the registrant to whom the registrant has agreed to grant such indemnity or is serving or was serving, at the registrant's request, as an officer, director or employee of another entity or is serving as an agent of another entity to whom the Corporation has agreed to grant indemnity. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

      The Registrant's Certificate of Incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for any monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

      Exhibit Number    Description
      --------------    -----------

            3.1 Certificate of Incorporation [Exhibit 3(a) to the S-1 Registration Statement of the Registrant's securities declared effective on April 13, 1987 (File No. 3-9556B)]

            3.2 Certificate of Amendment of Certificate of Incorporation [Exhibit 3(a) to Amendment No. 2 to SB-2 Registration Statement dated July 22, 1996 (Registration No. 333-5103)]

            3.3 Certificate of Amendment of Certificate of Incorporation of the Registrant dated July 10, 1991 [Exhibit 10.12 to the Annual Report on Form 10-K for the year ended December 31, 1991]

            3.4 Amended and Restated By-Laws [Exhibit 3(d) to the Annual Report on Form 10-K for the year ended December 31, 2000]

            3.5 Certificate of Amendment of Certificate of Incorporation of the Registrant, dated July 9, 2001 [Exhibit 3(e) to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001]

            3.6 Certificate of Designation to the Certificate of Incorporation of the Registrant, dated February 17, 2006 [Exhibit 99.1 to the Form 8-K Current Report filed February 24, 2006]

            3.7 Certificate of Amendment of Certificate of Incorporation of the Registrant, dated July 19, 2006 [Exhibit 99.1 to the Form 8-K Current Report filed August 4, 2006]

            4.1 The Registrant's 2002 Stock Option Plan, as currently amended and in effect

            5.1         Opinion of Counsel regarding legality

           23.1         Consent of Carlin, Charron & Rosen, LLP

           23.2         Consent of Counsel (included in Exhibit 5.1)

           24.1         Power of Attorney (contained within Signature Page)

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or
      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

-------------------------------------------------------------------------------

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Hartford, State of Connecticut on the 29th day of November, 2006.

                                       One IP Voice, Inc.


                                       By: /s/ Jean-Marc Stiegemeier
                                           -------------------------------------
                                           Jean-Marc Stiegemeier
                                           Chief Executive Officer and President

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jean-Marc Stiegemeier and Robert
G. LaVigne, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the undersigned as a director or officer of the Registrant and any and all amendments or supplements thereto, including any and all stickers and post-effective amendments thereto, and any and all additional registration statements relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title(s)
---------                        --------

/s/ Jean-Marc Stiegemeier        Chairman of the Board, President, Chief
-----------------------------    Executive Officer and Director
Jean-Marc Stiegemeier            (Principal Executive Officer)

Dated: November 29, 2006

/s/ Robert G. LaVigne            Executive Vice President, Chief Financial
-----------------------------    Officer, Secretary and Treasurer
Robert G. LaVigne                (Principal Financial and Accounting
                                 Officer)

Dated: November 29, 2006

/s/ George J. Taylor, Jr.        Director
-----------------------------
George J. Taylor, Jr.

Dated: November 29, 2006

/s/ Harold L. Hansen             Director
-----------------------------
Harold L. Hansen

Dated: November 29, 2006

/s/ Joseph J. Kelley             Director
-----------------------------
Joseph J. Kelley

Dated: November 29, 2006

/s/ Ronald P. Pettirossi         Director
-----------------------------
Ronald P. Pettirossi

Dated: November 29, 2006

/s/ Hugh M. Taylor               Director
-----------------------------
Hugh M. Taylor

Dated: November 29, 2006

/s/ Christopher L. Rafferty      Director
-----------------------------
Christopher L. Rafferty

Dated: November 29, 2006